EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-87344 and 333-76367 of Merix Corporation on Form S-8 of our report dated June 25, 1999, appearing in this Annual Report on Form 10-K of Merix Corporation for the year ended May 29, 1999.


DELOITTE & TOUCHE LLP

Portland, Oregon
August 13, 1999